Exhibit 99.1

X-Rite Reports Fourth Quarter and Fiscal Year 2007 Results

Q4 Revenue Grows 9.6% Excluding Pantone Acquisition and Integration Cost Synergies Remain on Target

GRAND RAPIDS, Mich.--(BUSINESS WIRE)--X-Rite, Incorporated (NASDAQ:XRIT) today announced its financial results for the fourth quarter and year ended December 29, 2007.

Fourth Quarter Highlights:

  Net sales from continuing operations, excluding the Pantone acquisition, totaled $66.1 million, a 9.6 percent increase over the fourth quarter of 2006
  Gross margins, adjusted for acquisition and restructuring related expenses and excluding the Pantone acquisition, reached 60.7 percent returning to expected level
  Operating income, adjusted for acquisition and restructuring related expenses and excluding the Pantone acquisition, for the full year totaled $35.2 million, a 68.4 percent increase from the prior year
  Amazys integration remains ahead of timetable, with cost savings of $21.1 million, excluding $3.7 million of unfavorable foreign exchange, achieved during the eighteen months of combined operations
  Completed the acquisition of Pantone, Inc., the leading provider of color communication solutions and standards

The Company reported fourth quarter 2007 net sales from continuing operations of $74.7 million, including $8.5 million from Pantone, compared with $60.4 million in the year-earlier period. Gross margins were 56.7 percent excluding the Pantone acquisition, down from 58.1 percent in the fourth quarter of 2006 as a result of costs related to the Amazys and Pantone acquisitions. Operating income, including approximately 2 months of Pantone’s operations, totaled $4.5 million and included $8.3 million in acquisition and restructuring related charges related to the Amazys and Pantone acquisitions (“acquisition and restructuring expenses”). The Company reported a net loss from continuing operations of $20.3 million or $0.70 per basic share, versus net income of $0.5 million or $0.02 per basic share for the same period in 2006.

Adjusted operating income, which excludes acquisition and restructuring expenses, was $12.8 million, and reflects a gross margin of 60.9 percent for the fourth quarter of 2007, versus $11.9 million and 59.4 percent for the same period in 2006. The 2007 number includes Pantone’s adjusted operating income, totaling $2.5 million with a gross margin of 62.5 percent. A reconciliation of GAAP earnings from continuing operations to adjusted earnings is included in this release.

“Overall sales in the X-Rite and Pantone core markets were strong in the fourth quarter as we continue to successfully leverage our product lines, stabilize the organization and improve our customer experience,” stated Thomas J. Vacchiano, Jr., Chief Executive Officer of X-Rite. “The integration of the sales, engineering and general & administrative functions for the Amazys transaction remains on track and we are excited about the impact that the Pantone acquisition will have on our combined product portfolio and cost synergies.”

“Our gross margins returned to more expected levels after we addressed many of the integration and operational issues experienced in the third quarter of 2007,” stated Mary E. Chowning, Chief Financial Officer. “Gross margins for the X-Rite stand alone business, adjusted for acquisition and restructuring costs, were 60.7 percent in the fourth quarter of 2007 versus 59.5 percent in the prior period. Gross margins for the Pantone business were 62.5 percent for the approximate two month period since the acquisition.”

“Operating expenses in the fourth quarter included several unusual items including $0.7 million for an employment related matter which is under appeal, and $0.5 million of non-cash charges related to our insurance portfolio,” continued Chowning. “Additionally, we continued to make significant investments in product development and marketing to enhance our market penetration and support future growth.”

Year-to-Date Results

For the full year 2007, net sales from continuing operations were $248.7 million, versus $167.6 million for the same period of 2006 on a stand-alone basis, or $230.0 million after combining 2006 Amazys results with X-Rite on a pro forma basis. Operating income for the full year totaled $16.6 million and included $21.2 million in acquisition and restructuring related charges. The Company reported a net loss of $12.6 million, or $0.44 per basic share. The net loss from continuing operations was $20.8 million, or $0.72 per basic share.

Adjusted operating income, which excludes acquisition and restructuring expenses, was $37.8 million and reflects a gross margin of 59.9 percent for 2007 versus $20.9 million and a gross margin percent of 59.9 on a pro forma basis for 2006. The 2007 number includes Pantone’s adjusted operating income of $2.5 million with a gross margin of 62.5 percent.

The fourth quarter and year-to-date results included the following charges related to the Amazys and Pantone acquisitions and restructuring expenses:

Description	Statement of Operations Caption	2007 Q4	2007 Total
Product line integration related write-offs	Cost of goods sold	$0.1 million	$0.2 million
Amortization of Pantone inventory write-up	Cost of goods sold	2.6 million	2.6 million
Amortization of Amazys related intangibles	Operating expenses	2.7 million	10.7 million
Amortization of Pantone related intangibles	Operating expenses	1.6 million	1.6 million
Integration and restructuring costs	Operating expenses	1.3 million	6.1 million

Total pre-tax charges related to Amazys and Pantone acquisitions		$8.3 million	$21.2 million

Outlook

During fiscal year 2008, the Company expects to realize cost synergies related to the Amazys integration of $1 million to $3 million. Additionally, the Company expects to realize cost synergies related to the Pantone integration of $1.5 million to $2.5 million. As previously announced the Pantone deal provides strategic benefits to the company given its diversified revenue streams, profitability and growth potential.

“We expect full year 2008 revenue growth in the 5 percent to 8 percent range, but with a slow start in the first half of the year. DRUPA, a major printing trade show scheduled for May, along with mid-year new product shipments are expected to support an improving sales ramp beginning in June,” stated Vacchiano. “Our revenue outlook balances the benefits of our diversified revenue base from a geographic, market and customer perspective with the uncertainty surrounding the current economic climate.”

“We are pleased with our progress in 2007 but recognize that 2008 will be another challenging year,” stated Vacchiano. “That said, we continue to be enthusiastic about the opportunities available in the market and remain confident that the strategic decisions we have made to further reinforce our leadership position within our niche and position the Company for long-term success.”

Pantone Transaction

The Pantone acquisition was completed on October 24, 2007 and contributed $8.5 million in revenues, and $2.5 million in operating income to X-Rite’s fourth quarter and fiscal 2007 results.

Conference Call

The Company will conduct a live audio webcast discussing its fourth quarter 2007 results on Tuesday, March 4, 2008 at 11:00 a.m. EST. The call will be co-hosted by Thomas J. Vacchiano, Jr., the Company’s Chief Executive Officer and Mary E. Chowning, the Company’s Chief Financial Officer. To access this webcast, as well as all future webcasts, use the X-Rite corporate website at www.x-rite.com. Select the Corporate / Investor Relations page and click on the Presentations and Call Transcripts link for the webcast. In addition, an archived version of the webcast conference call will be available on X-Rite’s website shortly after the live broadcast.

About X-Rite

(NASDAQ: XRIT) X-Rite is the global leader in color-measurement solutions, offering hardware, software, color standards and services for the verification and communication of color data. The Company serves a range of industries, including imaging and media, industrial color and appearance, retail color matching, and medical. X-Rite serves customers in more than 100 countries from its offices in Europe, Asia and the Americas.

EBITDA and Non-GAAP Measures

In addition to the results reported in accordance with generally accepted accounting standards (GAAP) within this release, X-Rite may reference certain information that is considered a non-GAAP financial measure. Management believes these measures are useful and relevant to management and investors in their analysis of the Company’s underlying business and operating performance. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures should not be considered a substitute for any GAAP measures. Additionally, non-GAAP measures as presented by X-Rite may not be comparable to similarly titled measures reported by other companies.

One specific non-GAAP measure used by X-Rite is “EBITDA”, which is defined as earnings before interest, taxes, depreciation and amortization. In addition to disclosing results that are determined under US GAAP, the Company also discloses non-GAAP results of operations that exclude certain expenses and charges that are directly related to the Amazys acquisition and related integration and restructuring. Specific non-GAAP captions on the operations statements include gross profit, operating expenses (selling and marketing expenses, R&D and engineering, general and administrative), operating income from continuing operations, net income from continuing operations and earnings per share information. The excluded expenses and charges primarily include costs and charges resulting from purchase accounting and integration and restructuring activities associated with the July 5, 2006 acquisition of Amazys Holding AG. Management utilizes the line item non-GAAP operations statement for operational planning and decision-making purposes. A reconciliation of GAAP to non-GAAP financial information discussed in this release is contained in the attached exhibits and on the Company’s website at xrite.com.

Forward-Looking Statements and Disclaimer

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in the forward-looking statements, due to a variety of factors, some of which may be beyond the control of the Company. Factors that could cause such differences include the Company’s ability to sustain increased sales, improve operations and realize cost savings, competitive and general economic conditions, ability to access into new markets, acceptance of the Company’s products and other risks described in the Company’s filings with the US Securities & Exchange Commission (“SEC”). The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or for any other reason.

Consolidated Financial Highlights
(Unaudited - in thousands except EPS)
					(a)
	Q4	Q3	Q2	Q1	Q4
	2007	2007	2007	2007	2006
Net Sales	$74,687	$55,561	$60,745	$57,717	$60,422
Gross Profit	42,846	30,858	36,637	35,896	35,115
Gross Profit Percent	57.4%	55.5%	60.3%	62.2%	58.1%
Selling and Marketing	18,623	13,961	13,882	14,092	13,030
R&D and Engineering	7,990	8,357	9,692	8,633	6,942
General and Administrative	10,321	6,350	5,181	6,378	6,864
Acquired In-Process R&D	-	-	-	-	-
Restructuring	618	490	868	863	1,803
Integration	745	1,257	431	862	1,168
Founders' Insurance				-	-
Impairment of Coherix Assets				-	-
Operating Income (Loss)	4,549	443	6,583	5,068	5,308
Interest Expense	(8,844)	(4,275)	(4,358)	(4,612)	(4,371)
Loss on Debt Extinguishment	(5,515)
Gain on Sale of Investments	-	-	837	-	-
Loss on Derivative Instruments	-	-	-	-	-
Foreign Currency Gain (Loss)	(563)	(928)	330	(60)	(739)
Interest Expense, Founders'	-		-	-	-
Write-Down of Other Investments	-		-	-	-
Other Income (Expense)	101	(54)	52	(12)	82
Pre-Tax Income (Loss)	(10,272)	(4,814)	3,444	384	280
Net Income (Loss) From
Continuing Operations	(20,281)	(2,862)	2,104	217	514
	-
Cumulative Effect of Change	-
in Accounting Principle	-			-	-
	-
Discontinued Operations, Net	686	-	(36)	7,593	399
Net Income (Loss)	$(19,595)	$(2,862)	$2,068	$7,810	$913

Diluted Earnings (Loss) Per Share
Continuing Operations	$(0.70)	$(0.10)	$0.07	$0.01	$0.02
Discontinued Operations	0.02	-	-	0.26	0.01
Net Income (Loss)	$(0.68)	$(0.10)	$0.07	$0.27	$0.03

Average Shares Outstanding
Basic	29,008	28,953	28,839	28,664	28,541
Diluted	29,008	28,953	29,265	28,973	28,810

Cash and Investments	$20,300	$17,294	$15,639	$11,821	$12,876
Accounts Receivable	47,050	36,621	39,178	39,478	40,226
Inventory	61,839	35,195	32,178	31,300	30,165
Other Current Assets	16,503	17,897	22,841	23,149	22,208
Goodwill and Other Intangible Assets	435,113	255,245	258,287	280,826	282,674
Other Non-Current Assets	74,019	97,890	98,993	71,166	74,110
Total Assets	654,824	460,142	467,116	457,740	462,259

Current Liabilities	72,464	63,659	63,879	55,883	63,065
Non-Current Liabilities	398,056	193,927	199,395	203,399	213,584
Total Liabilities	470,520	257,586	263,274	259,282	276,649

Shareholders' Equity	$184,304	$202,556	$203,842	$198,458	$185,610

Capital Expenditures (b)	$1,474	$1,672	$1,748	$2,738	$5,691
Depreciation and Amortization (b) (c)	$7,099	$5,350	$5,462	$5,461	$5,286

International Sales (b)	64.6%	65.5%	66.8%	66.1%	67.3%

(a) Labsphere, Inc. 2006 income statements reclassified to Discontinued Operations.
(b) Excludes Labsphere, Inc.
(c) Excludes amortization of deferred financing costs.

Consolidated Financial Highlights, continued
(Unaudited - in thousands except EPS)

	Quarter Ended		Twelve Months Ended
		(a)		(a)
	December 29,	December 30,	December 29,	December 30,
	2007	2006	2007	2006
Net Sales	$74,687	$60,422	$248,710	$167,641
Gross Profit	42,846	35,115	146,237	91,122
Gross Profit Percent	57.4%	58.1%	58.8%	54.4%

Selling and Marketing	18,623	13,030	60,558	43,423
R&D and Engineering	7,990	6,942	34,672	25,280
General and Administrative	10,321	6,864	28,230	23,678
Acquired In-Process R&D	-	-	-	11,107
Restructuring	618	1,803	2,839	9,986
Integration	745	1,168	3,295	3,308
Operating Income (Loss)	4,549	5,308	16,643	(25,660)

Interest Expense	(8,844)	(4,371)	(22,089)	(8,758)
Loss on Debt Extinguishment	(5,515)	-	(5,515)	-
Gain (Loss) on Sale of Investments	-	-	837	(2)
Gain (Loss) on Derivative Instruments	-	-	-	2,083
Foreign Currency Gain (Loss)	(563)	(739)	(1,221)	(340)
Other Income (Expense)	101	82	87	485
Pre-Tax Loss	(10,272)	280	(11,258)	(32,192)
Net Loss From
Continuing Operations	(20,281)	514	(20,822)	(27,144)
Discontinued Operations, Net	686	399	8,243	1,653
Net Income (Loss)	$(19,595)	$913	$(12,579)	$(25,491)

Basic Earnings (Loss) Per Share
Continuing Operations	$(0.70)	$0.02	$(0.72)	$(1.09)
Discontinued Operations	0.02	0.01	0.28	0.06
Net Income (Loss)	$(0.68)	$0.03	$(0.44)	$(1.03)

Diluted Earnings (Loss) Per Share
Continuing Operations	$(0.70)	$0.02	$(0.72)	$(1.09)
Discontinued Operations	0.02	0.01	0.28	0.06
Net Income (Loss)	$(0.68)	$0.03	$(0.44)	$(1.03)

Average Shares Outstanding
Basic	29,008	28,541	28,866	24,865
Diluted	29,008	28,810	28,866	24,865

(a) Labsphere, Inc. 2006 results reclassified to Discontinued Operations.

U.S. GAAP to Non-GAAP Measure Reconciliations and
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
For the Three Months Ended December 29, 2007
(Unaudited - in thousands except EPS)

		Acquisition
Non-GAAP Measures	U.S. GAAP	Related		Non-GAAP
Used By Management	Measure	Adjustments		Measure

1 .Gross Profit	$42,846	$2,646	(a)	$45,492
Gross Profit Percent	57.4%			60.9%

2. Operating Expenses:
Selling and Marketing	$18,623	$(1,134)	(b)	$17,489
R&D and Engineering	7,990	(1,808)	(b)	6,182
General and Administrative	10,321	(1,330)	(b)	8,991
Restructuring	618	(618)	(c)	-
Integration	745	(745)	(d)	-
	$38,297			$32,662

3. Operating Income	$4,549	$8,281	(e)	$12,830

4. Net Income (Loss) From Continuing Operations	$(20,281)	$5,383	(f)	$(14,898)

5. Earnings (Loss) From Continuing
Operations Per Share
Basic	$(0.70)			$(0.51)
Diluted	$(0.70)			$(0.51)

Average Basic Shares Outstanding	29,008			29,008
Average Diluted Shares Outstanding	29,008			29,008

Earnings Before		Acquisition
Interest, Taxes, Depreciation	Non-GAAP	Related		Non-GAAP
and Amortization (EBITDA)	Measure	Adjustments		Measure

EBITDA (Non-GAAP Measure):
Net Income (Loss) From Continuing
Operations (GAAP Measure)	$(20,281)	$5,383		$(14,898)
Interest Expense	8,844	-		8,844
Debt Extinguishment Expense	5,515	-		5,515
Income Taxes	10,009	2,898		12,907
Depreciation and Amortization	7,099	(4,296)		2,803
EBITDA (Non-GAAP Measure)	$11,186	$3,985		$15,171

(a) Cost of sales adjustment for end-of-life product charges of $83 and amortization of inventory fair value adjustment of $2,563. Both adjustments were acquisition related.
(b) Operating expense adjustments for acquisition-related amortization of intangible assets.
(c) Restructuring charges related to acquisition for severance and severance-related expenses.
(d) Integration expenses related to Pantone and Amazys acquisition.
(e) Operating income effect of adjustments (a) through (d).
(f) Adjustment (e) after tax using a 35% tax rate.

U.S. GAAP to Non-GAAP Measure Reconciliations and
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
For the Twelve Months Ended December 29, 2007
(Unaudited - in thousands except EPS)

		Acquisition
Non-GAAP Measures	U.S. GAAP	Related		Non-GAAP
Used By Management	Measure	Adjustments		Measure

1. Gross Profit	$146,237	$2,808	(a)	$149,045
Gross Profit Percent	58.8%			59.9%

2. Operating Expenses:
Selling and Marketing	$60,558	$(3,028)	(b)	$57,530
R&D and Engineering	34,672	(6,919)	(b)	27,753
General and Administrative	28,230	(2,300)	(b)	25,930
Restructuring	2,839	(2,839)	(c)	-
Integration	3,295	(3,295)	(d)	-
	$129,594			$111,214

3. Operating Income	$16,643	$21,188	(e)	$37,831

4. Net Income (Loss) From Continuing Operations	$(20,822)	$13,772	(f)	$(7,050)

5. Earnings (Loss) From Continuing
Operations Per Share
Basic	$(0.72)			$(0.24)
Diluted	$(0.72)			$(0.24)

Average Basic Shares Outstanding	28,866			28,866
Average Diluted Shares Outstanding	28,866			28,866

Earnings Before		Acquisition
Interest, Taxes, Depreciation	Non-GAAP	Related		Non-GAAP
and Amortization (EBITDA)	Measure	Adjustments		Measure

EBITDA (Non-GAAP Measure):
Net Income (Loss) From Continuing
Operations (GAAP Measure)	$(20,822)	$13,772		$(7,050)
Interest Expense	22,089	-		22,089
Debt Extinguishment Expense	5,515	-		5,515
Income Taxes	9,564	7,416		16,980
Depreciation and Amortization	23,372	(12,379)		10,993
EBITDA (Non-GAAP Measure)	$39,718	$8,809		$48,527

(a) Cost of sales adjustment for end-of-life product charges of $245 and amortization of inventory fair value adjustment of $2,563. Both adjustments were acquisition related.
(b) Operating expense adjustments for acquisition-related amortization of intangible assets.
(c) Restructuring charges related to acquisition for severance and severance-related expenses.
(d) Integration expenses related to Pantone and Amazys acquisitions.
(e) Operating income effect of adjustments (a) through (d).
(f) Adjustment (e) after tax using a 35% tax rate.

CONTACT:
X-Rite
Mary E. Chowning, CFO, 616-803-2777
mchowning@xrite.com